UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: August 8, 2007

a21, Inc.

(Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)
7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code:  (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of a separation agreement (the “Separation Agreement”), between the a21, Inc. (the “Company”) and Philip N. Garfinkle, dated August 8, 2007, Mr. Garfinkle resigned from his position as the Company’s Executive Chairman and as our director, and from any other positions he held with the Company or it’s subsidiaries as of the date of the Separation Agreement.  Pursuant to the Separation Agreement, he will receive an amount equal to seven (7) month’s salary, which is an aggregate of $96,250, paid in installments over such seven (7) month period.  He will also receive a bonus pursuant to the terms of his prior employment agreement in the amount of $37,125.

All of Mr. Garfinkle’s vested stock options may be exercised after the effective date of the Separation Agreement in accordance with the terms of his prior employment agreement.  After the option expiration date, all of his unexercised options shall be cancelled.  In addition, all of Mr. Garfinkle’s unvested shares of restricted common stock will continue to vest over the time periods specified in his prior employment agreement.

Item 9.01.  Financial Statements and Exhibits.
Exhibit	Description
10.1	Separation agreement dated August 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC. By:	/s/ John Ferguson
John Ferguson Chief Executive Officer

Dated: August 14, 2007

EXHIBIT INDEX

Exhibit	Description
10.1	Separation agreement dated August 8, 2007